EXHIBIT 3.2

BYLAWS

OF

CHEMICAL FINANCIAL CORPORATION
(as amended through July 19, 2004)

ARTICLE I

OFFICES

          1.01          PRINCIPAL OFFICE. The principal office of the corporation shall be at such place within the state of Michigan as the Board of Directors shall determine from time to time.

          1.02          OTHER OFFICES. The corporation may also have offices at such other places as the Board of Directors from time to time determines or the business of the corporation requires.

ARTICLE II

SEAL

          2.01          SEAL. The corporation shall have a seal in such form as the Board of Directors may from time to time determine. The seal may be used by causing it or a facsimile to be impressed, affixed, reproduced or otherwise.

ARTICLE III

CAPITAL STOCK

          3.01          ISSUANCE OF SHARES. The shares of capital stock of the corporation shall be issued in such amounts, at such times, for such consideration and on such terms and conditions as the Board shall deem advisable, subject to the provisions of the Articles of Incorporation of the corporation and the further provisions of these Bylaws, and subject also to any requirements or restrictions imposed by the laws of the State of Michigan.

          3.02          CERTIFICATES FOR SHARES. The shares of the corporation may be represented by certificates signed by the Chairman of the Board, President or a Vice President and by the Treasurer, Assistant Treasurer, Secretary or Assistant Secretary of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof. The signatures of the officers may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the corporation itself or its employee. In case an officer who has signed or whose facsimile signature has been placed upon a certificate ceases to be such officer before the certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of issuance. A certificate representing shares shall state upon its face that the corporation is formed under the laws of the State of Michigan; the name of the person to whom it is issued; the number and class of shares, and the designation of the series, if any, which the certificate represents; the par value of each share represented by the certificate, or a statement that the shares are without par value; and such other provisions as may be required by the laws of the State of Michigan. The Board of Directors may authorize the issuance of some or all of the shares of any class or series of stock of the corporation without certificates.

          3.03          TRANSFER OF SHARES. The shares of the capital stock of the corporation are transferable only on the books of the corporation and, if such shares are certificated, upon surrender of the certificate therefor, properly endorsed for transfer, and the presentation of such evidences of ownership and validity of the assignment as the corporation may require.

          3.04          REGISTERED SHAREHOLDERS. The corporation shall be entitled to treat the person in whose name any share of stock is registered as the owner thereof for purposes of dividends and other distributions in the course of business, or in the course of recapitalization, consolidation, merger, reorganization, sale of assets, liquidation or otherwise and for the purpose of votes, approvals and consents by shareholders, and for the purpose of notices to shareholders, and for all other purposes whatever, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not the corporation shall have notice thereof, save as expressly required by the laws of the State of Michigan.

          3.05          LOST OR DESTROYED CERTIFICATES. Upon the presentation to the corporation of a proper affidavit attesting the loss, destruction or mutilation of any certificate or certificates for shares of stock of the corporation, the Board of Directors shall direct the issuance of a new certificate or certificates to replace the certificates so alleged to be lost, destroyed or mutilated. The Board of Directors may require as a condition precedent to the issuance of new certificates any or all of the following: (a) presentation of additional evidence or proof of the loss, destruction or mutilation claimed; (b) advertisement of loss in such manner as the Board of Directors may direct or approve; (c) a bond or agreement of indemnity, in such form and amount and with such sureties, or without sureties, as the Board of Directors may direct or approve; (d) the order or approval of a court or judge.

ARTICLE IV

SHAREHOLDERS AND MEETINGS OF SHAREHOLDERS

          4.01          PLACE OF MEETINGS. All meetings of shareholders shall be held at the principal office of the corporation or at such other place as shall be determined by the Board of Directors and stated in the notice of meeting.

          4.02          ANNUAL MEETING. The annual meeting of the shareholders of the corporation shall be held on the third Monday of the fourth calendar month after the end of the corporation's fiscal year at 2 o'clock in the afternoon. Directors shall be elected at each annual meeting and such other business transacted as may come before the meeting.

          4.03          SPECIAL MEETINGS. Special meetings of shareholders may be called by the Board of Directors, the Chairman of the Board (if such office is filled) or the President and shall be called by the President or Secretary at the written request of shareholders holding a majority of the shares of stock of the corporation outstanding and entitled to vote. The request shall state the purpose or purposes for which the meeting is to be called.

          4.04          NOTICE OF MEETINGS. Except as otherwise provided by statute, written notice of the time, place and purposes of a meeting of shareholders shall be given not less than 10 nor more than 60 days before the date of the meeting to each shareholder of record entitled to vote at the meeting, either personally or by mailing such notice to his or her last address as it appears on the books of the corporation. No notice need be given of an adjourned meeting of the shareholders provided the time and place to which such meeting is adjourned are announced at the meeting at which the adjournment is taken and at the adjourned meeting only such business is transacted as might have been transacted at the original meeting. However, if after the adjournment a new record date is fixed for the adjourned meeting a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to notice as provided in this Bylaw.

          4.05          RECORD DATES. The Board of Directors, the Chairman of the Board (if such office is filled) or the President may fix in advance a date as the record date for the purpose of determining shareholders entitled to notice of and to vote at a meeting of shareholders or an adjournment thereof, or to express consent or to dissent from a proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of a dividend or allotment of a right, or for the purpose of any other action. The date fixed shall not be more than 60 nor less than 10 days before the date of the meeting, nor more than 60 days before any other action. In such case only such shareholder as shall be shareholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting or adjournment therefor, or to express consent or to dissent from such proposal, or to receive payment of such dividend or to receive such allotment of rights, or to participate in any other action, as the case may be, notwithstanding any transfer of any stock on the books of the corporation, or otherwise, after any such record date. Nothing in this Bylaw shall affect the rights of a shareholder and his or her transferee or transferor as between themselves.

          4.06          LIST OF SHAREHOLDERS. The Secretary of the corporation or the agent of the corporation having charge of the stock transfer records for shares of the corporation shall make and certify a complete list of the shareholders entitled to vote at a shareholders' meeting or any adjournment thereof. The list shall be arranged alphabetically within each class and series, with the address of, and the number of shares held by, each shareholder; be produced at the time and place of the meeting; be subject to inspection by any shareholder during the whole time of the meeting; and be prima facie evidence as to who are the shareholders entitled to examine the list or vote at the meeting.

          4.07          QUORUM. Unless a greater or lesser quorum is required in the Articles of Incorporation or by the laws of the State of Michigan, the shareholders present at a meeting in person or by proxy who, as of the record date for such meeting, were holders of a majority of the outstanding shares of the corporation entitled to vote at the meeting shall constitute a quorum at the meeting. Whether or not a quorum is present, a meeting of shareholders may be adjourned by a vote of the shares present in person or by proxy. When the holders of a class or series of shares are entitled to vote separately on an item of business, this Bylaw applies in determining the presence of a quorum of such class or series for transaction of such item of business.

          4.08          PROXIES. A shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize other persons to act for him or her by proxy. A proxy shall be signed by the shareholder or his or her authorized agent or representative and shall not be valid after the expiration of three years from its date unless otherwise provided in the proxy. A proxy is revocable at the pleasure of the shareholder executing it except as otherwise provided by the laws of the State of Michigan.

          4.09          INSPECTORS OF ELECTION. The Board of Directors, in advance of a shareholders' meeting, may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at the shareholders' meeting may, and on request of a shareholder entitled to vote thereat shall, appoint one or more inspectors. In case a person appointed fails to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting or at the meeting by the person presiding thereat. If appointed, the inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine challenges and questions arising in connection with the right to vote, count and tabulate votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting or a shareholder entitled to vote thereat, the inspectors shall make and execute a written report to the person presiding at the meeting of any of the facts found by them and matters determined by them. The report shall be prima facie evidence of the facts stated and of the vote as certified by the inspectors.

          4.10          VOTING. Each outstanding share is entitled to one vote on each matter submitted to a vote, unless otherwise provided in the Articles of Incorporation. Votes shall be cast in writing, signed by the shareholder or his or her proxy. When an action, other than the election of directors, is to be taken by a vote of the shareholders, it shall be authorized by a majority of the votes cast by the holders of shares entitled to vote thereon, unless a greater plurality is required by the Articles of Incorporation or by the laws of the State of Michigan. Except as otherwise provided by the Articles of Incorporation, directors shall be elected by a plurality of the votes cast at any election.

          4.11          SHAREHOLDER PROPOSALS. Except as otherwise provided by statute, the corporation's Articles of Incorporation or these Bylaws:

(a)

No matter may be presented for shareholder action at an annual or special meeting of shareholders unless such matter is: (i) specified in the notice of the meeting (or any supplement to the notice) given by or at the direction of the Board of Directors; (ii) otherwise presented at the meeting by or at the direction of the Board of Directors; (iii) properly presented for action at the meeting by a shareholder in accordance with the notice provisions set forth in this Section and any other applicable requirements; or (iv) a procedural matter presented, or accepted for presentation, by the Chairman in his or her sole discretion.

(b)

For a matter to be properly presented by a shareholder, the shareholder must have given timely notice of the matter in writing to the Secretary of the corporation. To be timely, the notice must be delivered to or mailed to and received at the principal executive offices of the corporation not less than 120 calendar days prior to the date corresponding to the date of the corporation's proxy statement or notice of meeting released to shareholders in connection with the last preceding annual meeting of shareholders in the case of an annual meeting (unless the corporation did not hold an annual meeting within the last year, or if the date of the upcoming annual meeting changed by more than thirty days from the date of the last preceding meeting, then the notice must be delivered or mailed and received not more than ten days after the earlier of the date of the notice of the meeting or public disclosure of the date of the meeting), and not more than ten days after the earlier of the date of the notice of the meeting or public disclosure of the date of the meeting in the case of a special meeting. The notice by the shareholder must set forth: (i) a brief description of the matter the shareholder desires to present for shareholder action; (ii) the name and record address of the shareholder proposing the matter for shareholder action; (iii) the class and number of shares of capital stock of the corporation that are beneficially owned by the shareholder; and (iv) any material interest of the shareholder in the matter proposed for shareholder action. For purposes of this Section, "public disclosure" means disclosure in a press release reported by the Dow Jones News Service, Associated Press or other comparable national financial news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15 of the Securities Exchange Act of 1934, as amended.

(c)

Except to the extent that a shareholder proposal submitted pursuant to this Section is not made available at the time of mailing, the notice of the purposes of the meeting shall include the name and address of and the number of shares of the voting security held by the proponent of each shareholder proposal.

(d)

Notwithstanding the above, if the shareholder desires to require the corporation to include the shareholder's proposal in the corporation's proxy materials, matters and proposals submitted for inclusion in the corporation's proxy materials shall be governed by the solicitation rules and regulations of the Securities Exchange Act of 1934, as amended, including without limitation Rule 14a-8.

ARTICLE V

DIRECTORS

          5.01          NUMBER. The business and affairs of the corporation shall be managed by a Board of not less than five (5) nor more than twenty-five (25) directors as shall be fixed from time to time by the Board of Directors. The directors need not be residents of Michigan or shareholders of the corporation.

          5.02          ELECTION, RESIGNATION AND REMOVAL. Directors shall be elected at each annual meeting of the shareholders, each to hold office until the next annual meeting of shareholders and until his or her successor is elected and qualified, or until his or her resignation or removal. A director may resign by written notice to the corporation. The resignation is effective upon its receipt by the corporation or a subsequent time as set forth in the notice of resignation. A director or the entire Board of Directors may be removed, with or without cause, by vote of the holders of a majority of the shares entitled to vote at an election of directors.

          5.03          NOMINATIONS OF DIRECTOR CANDIDATES.

(a)

Nominations of candidates for election to the Board of Directors of the corporation at any annual meeting of shareholders or at any special meeting of shareholders called for election of directors (an "Election Meeting") may be made by the Board of Directors or by a shareholder of record of shares of a class entitled to vote at such Election Meeting.

(b)

Nominations made by the Board of Directors shall be made at a meeting of the Board of Directors, or by written consent of directors in lieu of a meeting, not less than ten days prior to the date of an Election Meeting; provided, that approval by the Board of Directors of the corporation's proxy statement with respect to an Election Meeting in which nominees for director are named shall constitute the nominations of the Board of Directors.

(c)

A shareholder of record of shares of a class entitled to vote at an Election Meeting may make a nomination at an Election Meeting if, and only if, such shareholder shall have first delivered, not less than 120 days prior to the date of the Election Meeting in the case of an annual meeting, and not more than seven days following the date of notice of the Election Meeting in the case of a special meeting, a notice to the Secretary of the corporation setting forth with respect to each proposed nominee: (i) the name, age, business address and residence address of such nominee; (ii) the principal occupation or employment of such nominee; (iii) the number of shares of capital stock of the corporation which are beneficially owned by such nominee; (iv) a statements that such nominee is willing to be nominated and to serve if elected; and (v) such other information concerning such nominee as would be required under the rules of the

Securities and Exchange Commission to be provided in a proxy statement soliciting proxies for the election of such nominee.

(d)

If the chairman of the Election Meeting determines that a nomination was not made in accordance with the foregoing procedures, such nomination shall be void and all votes cast in favor of election of a person so nominated shall be disregarded.

          5.04          VACANCIES. Vacancies in the Board of Directors occurring by reason of death, resignation, removal, increase in the number of directors or otherwise shall be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors, unless filled by proper action of the shareholders of the corporation. Each person so elected shall be a director for a term of office continuing only until the next election of directors by the shareholders.

          5.05          ANNUAL MEETING. The Board of Directors shall meet each year immediately after the annual meeting of the shareholders, or within three (3) days of such time excluding Sundays and legal holidays if such later time is deemed advisable, at the place where such meeting of the shareholders has been held or such other place as the Board may determine, for the purpose of election of officers and consideration of such business that may properly be brought before the meeting; provided, that if less than a majority of the directors appear for an annual meeting of the Board of Directors the holding of such annual meeting shall not be required and the matters which might have been taken up therein may be taken up at any later special or annual meeting, or by consent resolution.

          5.06          REGULAR AND SPECIAL MEETINGS. Regular meetings of the Board of Directors may be held at such times and places as the majority of the directors may from time to time determine at a prior meeting or as shall be directed or approved by the vote or written consent of all the directors. Special meetings of the Board may be called by the Chairman of the Board (if such office is filled) or the President and shall be called by the President or Secretary upon the written request of any two directors.

          5.07          NOTICES. No notice shall be required for annual or regular meetings of the Board or for adjourned meetings, whether regular or special. Three days' written notice shall be given for special meetings of the Board, and such notice shall state the time, place and purpose or purposes of the meeting.

          5.08          QUORUM. A majority of the Board of Directors then in office, or of the members of a committee thereof, constitutes a quorum for the transaction of business. The vote of a majority of the directors present at any meeting at which there is a quorum shall be the acts of the Board or of the committee, except as a larger vote may be required by the laws of the State of Michigan. A member of the Board or of a committee designated by the Board may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting in this manner constitutes presence in person at the meeting.

          5.09          EXECUTIVE AND OTHER COMMITTEES. The Board of Directors may, by resolution passed by a majority of the whole Board, appoint three or more members of the Board as an executive committee to exercise all powers and authorities of the Board in management of the business and affairs of the corporation, provided, however, that such committee shall not have power or authority to:

(a)	amend the Articles of Incorporation;

(b)	adopt an agreement of merger or consolidation;

(c)	recommend to shareholders the sale, lease or exchange of all or substantially all of the corporation's property and assets;

(d)	recommend to shareholders a dissolution of the corporation or revocation of a dissolution;

(e)	amend these Bylaws;

(f)	fill vacancies in the Board;

(g)	fix the compensation of the directors for serving on the Board or on a committee; or

(h)	unless expressly authorized by the Board, declare a dividend or authorize the issuance of stock.

                    The Board of Directors from time to time may, by like resolution, appoint such other committees of one or more directors to have such authority as shall be specified by the Board in the resolution making such appointments. The Board of Directors may designate one or more directors as alternate members of any committee who may replace an absent or disqualified member at any meeting thereof.

          5.10          DISSENTS. A director who is present at a meeting of the Board of Directors, or a committee thereof of which he or she is a member, at which action on a corporate matter is taken is presumed to have concurred in that action unless his or her dissent is entered in the minutes of the meeting or unless he or she files his or her written dissent to the action with the person acting as secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation promptly after the adjournment of the meeting. Such right to dissent does not apply to a director who voted in favor of such action. A director who is absent from a meeting of the Board, or a committee thereof of which he or she is a member, at which any such action is taken is presumed to have concurred in the action unless he or she files his or her written dissent with the Secretary of the corporation within a reasonable time after he or she has knowledge of the action.

          5.11          COMPENSATION. The Board of Directors, by affirmative vote of a majority of directors in office and irrespective of any personal interest of any of them, may establish reasonable compensation of directors for services to the corporation as directors or officers.

ARTICLE VI

NOTICES, WAIVERS OF NOTICE AND MANNER OF ACTING

          6.01          NOTICES. All notices of meetings required to be given to shareholders, directors or any committee of directors may be given by mail, telegram, radiogram or cablegram to any shareholder, director or committee member at his or her last address as it appears on the books of the corporation. Such notice shall be deemed to be given at the time when the same shall be mailed or otherwise dispatched.

          6.02          WAIVER OF NOTICE. Notice of the time, place and purpose of any meeting of shareholders, directors or committee of directors may be waived by telegram, radiogram, cablegram or other writing, either before or after the meeting, or in such other manner as may be permitted by the laws of the State of Michigan. Attendance of a person at any meeting of shareholders, in person or by proxy, or at any meeting of directors or of a committee of directors, constitutes a waiver of notice of the meeting except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

          6.03          ACTION WITHOUT A MEETING. Any action required or permitted at any meeting of shareholders or directors or committee of directors may be taken without a meeting, without prior notice and without a vote, if all of the shareholders or directors or committee members entitled to vote thereon consent thereto in writing.

ARTICLE VII

OFFICERS

          7.01          NUMBER. The Board of Directors shall elect or appoint a Chairman of the Board, a Chief Executive Officer, a President, a Secretary, a Treasurer, and one or more other officers as the Board of Directors may from time to time determine. The Chairman of the Board, the President and the Chief Executive Officer, if such person is not also the President, shall be members of the Board of Directors. Any two or more offices, except those of President and Vice President and those of Chief Executive Officer and Vice President, may be held by the same person, but no officer shall execute, acknowledge or verify an instrument in more than one capacity.

          7.02          TERM OF OFFICE, RESIGNATION AND REMOVAL. The Chairman of the Board and each officer shall hold office for the term for which he or she is elected or appointed and until his or her successor is elected or appointed and qualified, or until his or her resignation or removal. The Chairman of the Board and any officer may resign by written notice to the corporation. The resignation is effective upon its receipt by the corporation or at a subsequent time specified in the notice of resignation. An officer may be removed by the Board with or without cause. The removal of an officer shall be without prejudice to his or her contract rights, if any. The election or appointment of an officer does not of itself create contract rights.

          7.03          VACANCIES. The Board of Directors may fill any vacancies in the Chairman of the Board position or any office occurring for whatever reason.

          7.04          AUTHORITY. The Chairman of the Board and all officers, employees and agents of the corporation shall have such authority and perform such duties in the conduct and management of the business and affairs of the corporation as may be designated by the Board of Directors and these Bylaws.

ARTICLE VIII

DUTIES OF OFFICERS

          8.01          CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of the shareholders and of the Board of Directors at which he or she is present. He or she shall have such other duties and powers as may be imposed upon or given to him or her by the Board of Directors but shall not be an officer or executive officer of the corporation.

          8.02          CHIEF EXECUTIVE OFFICER.          The Chief Executive Officer shall see that all orders and resolutions of the Board are carried into effect, and he or she shall have the general and active powers of supervision and management usually vested in the chief executive officer of a corporation, including the authority to vote all securities of other corporations and business organizations which are held by the corporation. In the absence or disability of the Chairman of the Board, he or she also shall perform the duties and execute the powers of the Chairman of the Board as set forth in these Bylaws.

          8.03          PRESIDENT. The President shall have such duties as may be assigned to him or her from time to time by the Chief Executive Officer or the Board of Directors. The President may also be the Chief Executive Officer. In the absence or disability of the Chief Executive Officer, the President shall perform the duties and execute the powers of the Chief Executive Officer as set forth in these Bylaws.

          8.04          VICE PRESIDENTS. The Vice Presidents, in order of their seniority based upon executive title, shall, in the absence or disability of the President, perform his or her duties and exercise his or her powers and shall perform such other duties as the Board of Directors, the Chief Executive Officer or the President may from time to time prescribe.

          8.05          SECRETARY. The Secretary shall attend all meetings of the Board of Directors and of shareholders and shall record all votes and minutes of all proceedings in a book to be kept for that purpose. He or she shall give or cause to be given notice of all meetings of the shareholders and of the Board of Directors. He or she shall keep in safe custody the seal of the corporation, if any, and, when authorized by the Board, affix the same to any instrument requiring it, and when so affixed it shall be attested by his or her signature, or by the signature of the Treasurer or an Assistant Secretary. The Secretary may delegate any of his or her duties, powers and authorities to one or more Assistant Secretaries, unless such delegation is disapproved by the Board.

          8.06          TREASURER. The Treasurer shall have the custody of the corporate funds and securities; shall keep full and accurate accounts of receipts and disbursements in books of the corporation; and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. He or she shall render to the Chief Executive Officer, the President and directors, whenever they may require it, an account of his or her transactions as Treasurer and of the financial condition of the corporation. The Treasurer may delegate any of his or her duties, powers and authorities to one or more Assistant Treasurers unless such delegation be disapproved by the Board of Directors.

          8.07          ASSISTANT SECRETARIES AND TREASURERS. The Assistant Secretaries, in the order of their seniority based upon executive title, shall perform the duties and exercise the powers and authorities of the Secretary in case of his or her absence or disability. The Assistant Treasurers, in the order of their seniority based upon executive title, shall perform the duties and exercise the powers and authorities of the Treasurer in case of his or her absence or disability. The Assistant Secretaries and Assistant Treasurers shall also perform such duties as may be delegated to them by the Secretary and Treasurer, respectively, and also such duties as the Chief Executive Officer, the President, or the Board of Directors may prescribe.

          8.08          OTHER OFFICERS.          The Board of Directors may, from time to time, appoint such other officers of the corporation as the Board of Directors may consider appropriate. Such officers shall perform such duties and exercise such authority as the Board of Directors may prescribe.

          8.09          EXECUTIVE OFFICERS.          The Chief Executive Officer, President, Secretary and Treasurer, together with such other officers specifically designated by the Board of Directors, shall be known as the executive officers and shall have all of the usual powers and shall perform all of the usual duties incident to their respective offices.

ARTICLE IX

SPECIAL CORPORATE ACTS

          9.01          ORDERS FOR PAYMENT OF MONEY. All checks, drafts, notes, bonds, bills of exchange and orders for payment of money of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

          9.02          CONTRACTS AND CONVEYANCES. The Board of Directors of the corporation may in any instance designate the officer and/or agent who shall have authority to execute any contract, conveyance, mortgage or other instrument on behalf of the corporation, or may ratify or confirm any execution. When the execution of any instrument has been authorized without specification of the executing officers or agents, the Chief Executive Officer, the President or any Vice President, and the Secretary or Assistant Secretary or Treasurer or Assistant Treasurer, may execute the same in the name and on behalf of this corporation and may affix the corporate seal thereto.

ARTICLE X

BOOKS AND RECORDS

          10.01          MAINTENANCE OF BOOKS AND RECORDS. The proper officers and agents of the corporation shall keep and maintain such books, records and accounts of the corporation's business and affairs, minutes of the proceedings of its shareholders, Board and committees, if any, and such stock ledgers and lists of shareholders, as the Board of Directors shall deem advisable, and as shall be required by the laws of the State of Michigan and other states or jurisdictions empowered to impose such requirements. Books, records and minutes may be kept within or without the State of Michigan in a place which the Board shall determine.

          10.02          RELIANCE ON BOOKS AND RECORDS. In discharging his or her duties, a director or an officer of the corporation, when acting in good faith, may rely upon the opinion of counsel for the corporation, upon the report of an independent appraiser selected with reasonable care by the Board, or upon financial statements of the corporation represented to him or her to be correct by the President or the officer of the corporation having charge of its books of account, or stated in a written report by an independent public or certified public accountant or firm of such accountants fairly to reflect the financial condition of the corporation.

ARTICLE XI

INDEMNIFICATION

          11.01          INDEMNIFICATION. The corporation shall provide indemnification to persons who serve or have served as directors, officers, employees or agents of the corporation, and to persons who serve or have served at the request of the corporation as directors, officers, employees, partners or agents of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, to the fullest extent permitted by the Michigan Business Corporation Act, as the same now exists or may hereafter be amended.

ARTICLE XII

AMENDMENTS

          12.01          AMENDMENTS. The Bylaws of the corporation may be amended, altered or repealed, in whole or in part, by the shareholders or by the Board of Directors at any meeting duly held in accordance with these Bylaws, provided that notice of the meeting includes notice of the proposed amendment, alternative or repeal.